May 27, 2014

Natural Gas Fueling and Conversion Inc.

45 Almeria Avenue,

Coral Gables, FL 33134

Attn: Andrew Weeraratne, CEO

Re: Natural Gas Fueling and Conversion, Inc. (File No. 333-192590)

Ladies and Gentlemen:

We have acted as outside securities counsel to Natural Gas Fueling and Conversion, Inc., a Florida corporation (the “Company”), in connection with the contemplated offering of 10,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”), pursuant to a Registration Statement S1/A6 (File No. 333-192590) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement, including the Prospectus contained therein (the “Prospectus”), and such corporate records, documents, instruments and certificates of the Company that we have deemed necessary for the purpose of rendering the opinion set forth herein. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion set forth below.

With your permission, we have made and relied upon the following assumptions, without any investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (i) all corporate records furnished to us by the Company are accurate and complete; (ii) the Registration Statement filed by the Company with the Commission is identical to the form of the document that we have reviewed; (iii) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (iv) the Company will sell and issue the Shares in accordance with the manner described in the Prospectus; and (v) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic, all documents submitted to us as certified, facsimile or photostatic copies conform to the originals of such documents, all such original documents are authentic, the signatures on all documents are genuine, and all natural persons who have executed any of the documents have the legal capacity to do so.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and when delivered against payment for such Shares in accordance with the manner described in the Prospectus, such Shares will be validly issued, fully paid and non-assessable shares of the Company’s Class A common stock.

We express no opinion as to matters governed by the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of Florida, including statutory provisions, all applicable provisions of the Florida Constitution and the Florida Business Corporations Act, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinion expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinion expressly so stated.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as Exhibit 5.1 and to the use of our name under the heading “Legal Matters” in the prospectus included in the Registration Statement, and any post-effective amendment to the Registration Statement, filed by the Company with the Commission. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ JSBarkats, PLLC